UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 11, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent with Campers Inn

On September 11, 2025, Lazydays Holdings, Inc., a Delaware corporation (the “Company”), entered into a letter of intent (the “LOI”) with Campers Inn Holding Corporation, a Delaware corporation (“Campers Inn”). The LOI is nonbinding, except that it imposes binding obligations on Campers Inn and the Company regarding a deposit and binding obligations on the Company regarding exclusivity and a termination fee, as further summarized under the heading “Binding Provisions” below.

Nonbinding Provisions

The LOI contemplates that Campers Inn or a new holding company entity (“NewCo”) owned by certain ultimate owners of Campers Inn, including Jeffrey M. Hirsch, will acquire all or substantially all of the assets of the Company and its subsidiaries (the “Transaction”) for consideration to include: (i) $30,000,000 for furniture, fixtures, equipment, parts, goodwill, and other personal property other than recreational vehicle inventory; (ii) a price for recreational vehicle inventory based on pricing methodologies as stated in the LOI; and (iii) a price for owned real property based on a percentage of appraised value for the property as stated in the LOI.

The LOI states that, after the closing of the Transaction, Campers Inn or NewCo will take over the operation of the Company’s dealerships in Tucson, Arizona; Johnstown, Colorado; Seffner, Florida; Knoxville, Tennessee (inclusive of the Company’s Strawberry Plains, Airstream of Knoxville, and Turkey Creek sites); and St. George, Utah. The LOI further states that Campers Inn is assessing whether to continue to operate the Company’s other dealerships after the closing of the Transaction. The LOI states that the Transaction may close in a series of site-by-site closings if mutually agreed by the parties, and that Campers Inn’s target final closing date is before Thanksgiving (November 27, 2025) and no later than December 1, 2025.

The LOI states that Camper Inn’s remaining diligence would focus on understanding potential liability exposures, completing a detailed inventory analysis (including site visits for major operations), working with landlords on the transfer of leases, and reviewing previous appraisals, with the potential to order new appraisals.

The LOI states that the Transaction would close without any post-closing recourse against the Company and without any escrows or holdbacks.

The LOI states that Campers Inn’s only conditions to closing the Transaction are: (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (if necessary); (ii) the assignment of leases and landlord consent thereto (if required under an applicable lease); (iii) good, marketable and clear title to the purchased assets (or, in the case of recent trades, powers of attorney and payoffs to allow Campers Inn to clear title); and (iv) approval of the Transaction by the Company’s stockholders (if required under Delaware law) (the “Closing Conditions”). The LOI states that there will be no other conditions such as financing, OEM approvals, state licensing, or other third-party consents.

The LOI states that Campers Inn will provide, prior to the execution of a definitive asset purchase agreement for the Transaction, a definitive term sheet, along with enforceable committed acquisition financing letters subject to customary limited conditions, from a financing source to NewCo for the floorplan financing necessary to complete the purchase of the inventory (collectively the “Committed Floorplan Financing”). The LOI further states that, unless the Committed Floorplan Financing is effective simultaneously with such definitive asset purchase agreement, Campers Inn will be a party to the definitive asset purchase agreement and guarantee the obligations of NewCo to purchase the inventory thereunder. In addition, the LOI states that Jeffrey M. Hirsch will be a party to and guarantee performance of the obligations of NewCo under the definitive asset purchase agreement with respect to the purchase of the furniture, fixtures, equipment, parts, blue sky/goodwill and real estate. The LOI also states that Campers Inn has the capability, if needed, of funding the Transaction through current Campers Inn financing facilities and family resources.

Binding Provisions

Pursuant to a binding provision of the LOI, Campers Inn paid the Company a $1,000,000 deposit promptly after the execution of the LOI (the “Deposit”). The Company is required to refund the Deposit to Campers Inn if: (i) payment of the Breakup Fee (defined below) by the Company to Campers Inn is required pursuant to the LOI; (ii) at any time the Company abandons the Transaction; or (iii) if the Closing Conditions are not met. In any other case, the Company is entitled to retain the Deposit and, if the Transaction closes, the Deposit will be credited to the purchase price for the purchased assets.

The LOI contains a binding exclusivity provision pursuant to which the Company has agreed, during the Exclusivity Period (as defined below), to not, and to cause its subsidiaries and its and its subsidiaries’ respective directors, managers, officers, employees, agents, representatives and financial and legal advisors (collectively, “Representatives”) not to, directly or indirectly, solicit, negotiate, encourage or otherwise discuss with or provide information to or enter into any agreement with respect to any person or entity (other than Campers Inn and its representatives) for the purpose of effecting or evaluating the sale, transfer, recapitalization or other disposition, directly or indirectly, of any equity interests in, or assets of, the Company or any of its subsidiaries by asset sale, equity sale, joint venture, merger, consolidation, recapitalization or any other means or other transaction. The “Exclusivity Period” extends from the execution of the LOI through the earlier of (i) October 6, 2025, provided that the Company has delivered a first draft of the definitive asset purchase agreement for the Transaction to Campers Inn by September 18, 2025, and (ii) the execution of the definitive asset purchase agreement for the Transaction.

If, during the Exclusivity Period, the Company receives an offer from a third party that it reasonably determines may be a superior offer, and is advised by its counsel that the board of directors of the Company must, in the exercise of its fiduciary duties, consider such superior offer, then the Company and its Representatives may furnish to such third party information and access relating to the Company and its subsidiaries and their businesses and operations for the purpose of assisting with or facilitating such a superior offer and engage in related discussions and negotiations, and may enter into any agreement (including any letter of intent, term sheet or other similar document or any definitive agreement) relating to such superior offer with such third party and may consummate any transactions contemplated thereby (the “Fiduciary Out”), provided that (i) the Company shall provide notice to Campers Inn of the existence and general terms of such superior offer promptly, and (ii) the Company shall pay or cause to be paid to Campers Inn or its designee a breakup fee equal to $10,000,000 (the “Breakup Fee”). The Breakup Fee shall be due and payable when, in the exercise of the Fiduciary Out, the Company engages with and furnishes information and access to such third party.

The foregoing description of the LOI is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amended and Restated Limited Waiver and Consent with Respect to Credit Agreement

On September 12, 2025, the Company entered into an Amended and Restated Limited Waiver and Consent with Respect to Credit Agreement (the “Waiver”), related to that certain Second Amended and Restated Credit Agreement dated as of February 21, 2023 (as amended from time to time, the “Credit Agreement”) with Manufacturers and Traders Trust Company, as Administrative Agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), the Company and certain subsidiaries of the Company party thereto as loan parties. The Waiver amends and restates the previously executed Limited Waiver and Consent with Respect to Credit Agreement dated July 31, 2025, as amended (the “Original Waiver”). The Credit Agreement provides the Company with a floor plan credit facility (the “Floor Plan Credit Facility”).

The Waiver grants the Company temporary waivers of potential defaults or events of default resulting from the following: (a) the failure to make certain vehicle curtailment payments due and owing during the months ended August 31, 2025, September 30, 2025, October 31, 2025 and November 30, 2025; (b) the failure to make certain interest payments during the months ended August 31, 2025, September 30, 2025, October 31, 2025 and November 30, 2025; (c) the failure to repay certain revolving loans outstanding under the Credit Agreement with certain net cash proceeds received in connection with the sale of the Company’s Tulsa, Oklahoma facility (the “Specified Tulsa Real Estate Net Proceeds”); (d) the failure to comply with the minimum liquidity financial covenant during the Waiver Period (defined below); (e) the failure to repay certain revolving loans outstanding under the Credit Agreement as a result of the Lenders’ revolving credit exposure exceeding the line cap during the Waiver Period; (f) the failure to comply with the covenant prohibiting the aggregate value of all consigned vehicles to exceed 10% of the aggregate principal balance of the Floor Plan Credit Facility (the “Consignment Covenant Waiver”) prior to September 26, 2025, (g) the inaccuracy of the Company’s solvency representation during the Waiver Period; and (e) certain cross-defaults under the Company’s mortgage with First Horizon Bank relating to the foregoing. The foregoing waivers apply for a period (the “Waiver Period”) beginning September 12, 2025 and lasting until the earlier to occur of (x) 11:59 P.M. (Eastern Time) on December 1, 2025 and (y) the failure of the Company or any other loan party to comply timely with any term, condition or covenant set forth in the Waiver or the occurrence of any other default or event of default under the Credit Agreement. At the end of the Waiver Period, the waivers described above will cease to be of any force or effect.

Pursuant to the Original Waiver, the Company deposited the Specified Tulsa Real Estate Net Proceeds into a blocked account maintained with and subject to the sole dominion and control of the Administrative Agent from which the Company has no rights of access or withdrawal (the “Cash Collateral Reserve”). The Waiver provides that, during the Waiver Period, the Administrative Agent shall release funds from the Cash Collateral Reserve to the Company upon its written request, provided that the following conditions are met: (a) the Company and the other loan parties project liquidity to be less than $5,000,000 (the “Minimum Liquidity Amount”) at any time during the week following the request; (b) the amount of the release request does not exceed the amount needed to cause liquidity as of the end of the week in which such release occurs to equal the Minimum Liquidity Amount; (c) only one such request may be submitted per week; (d) such release request is submitted no later than the Friday immediately preceding the week in which the release is requested and specifies the requested release date, which shall be no earlier than Tuesday of such week; and (e) no default or event of default (except those temporarily waived under the Waiver) is occurring. At the end of the Waiver Period, funds in the Cash Collateral Reserve may be applied to obligations outstanding under the Credit Agreement.

Under the Waiver, the Administrative Agent and the Lenders consented to the Transaction subject to the terms and conditions set forth in the Waiver, including, among others: (a) the terms and conditions of the Transaction (including the purchase price) shall be consistent in all material respects with the Waiver and the LOI; (b) on the closing date of each sale pursuant to the Transaction, all proceeds of the Transaction, net of certain costs and expenses, shall be applied to repay the obligations under the Credit Agreement, except that proceeds from the sale of assets other than certain vehicle inventory may be applied to repay the Company’s mortgage owing to First Horizon Bank; and (c) the Company shall deliver to the Administrative Agent the definitive purchase agreement at least three business days prior to the execution thereof.

Among other covenants, the Waiver requires the Company to (a) between September 15, 2025 and October 5, 2025, and continuing as of the end of each week thereafter (for the cumulative period of time beginning with September 15, 2025), not to permit certain disbursements and payments to be greater than 110% of the amount as set forth in a 13-week cash flow forecast delivered to the Administrative Agent (the “Budget”), tested pursuant to the variance analysis delivered in connection with the Credit Agreement; (b) comply with the following milestones: (i) on or before October 6, 2025, execute and deliver the definitive purchase agreement for the Transaction, and (ii) on or before the end of the Waiver Period, complete the Transaction and repay the outstanding obligations under the Credit Agreement in full with the proceeds therefrom; and (c) refrain from (i) engaging in transactions, including investments or dispositions, or making any payments other than in the ordinary course of business consistent with past practice or the Transaction, and (ii) except for amounts included in the Budget, grant, agree to grant or make any payment on account of any additional or increase in wages, salary, bonus, commissions, benefits, pension, severance or other compensation of any employee, officer or director.

The termination of the LOI or the definitive purchase agreement for the Transaction constitutes an immediate event of default under the Credit Agreement.

Under the Waiver, the Company agreed to pay to the Administrative Agent, for the ratable benefit of the Lenders, (a) a fee equal to 0.25% of the outstanding principal amount of the Lenders’ loans and commitments as of the date of the Waiver (the “Outstanding Amount”), payable on the date of the Waiver, and (b) a fee equal to 0.75% of the Outstanding Amount, payable on the earlier of (a) the date all outstanding loans become due under the Credit Agreement, (b) the consummation of the Transaction and (c) the end of the Waiver Period.

The Waiver also permanently decreases the Lenders’ aggregate commitments in respect of the Floor Plan Credit Facility, effective as of September 12, 2025, from $225,000,000 to $200,000,000. In addition, with respect to any floor plan unit sold in the Transaction, the Lenders’ aggregate commitments in respect of the Floor Plan Credit Facility will be automatically and permanently reduced, on a dollar-for-dollar basis, by the principal balance of the Floor Plan Credit Facility (if any) outstanding with respect to such floor plan unit at the time it is sold.

The foregoing description of the Waiver is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 16, 2025, the Company and Campers Inn issued a joint press release announcing, among other things, the entry into the LOI described herein. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

WARN Act Notification

On September 16, 2025, in compliance with the Worker Adjustment and Retraining Notification Act of 1988, as amended, and applicable state law, the Company notified affected employees and requisite state and local authorities that the Company expects to terminate employees providing services at the Company’s corporate headquarters in Tampa, Florida effective November 16, 2025 or within 14 days thereafter in connection with the closing of the Transaction.

Additional Risk Factors

The risk factors below describe additional risks to supplement the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 and risks described elsewhere in such reports and elsewhere in the Company’s public reporting under the Securities Exchange Act of 1934.

●	Risks exist regarding whether the Transaction will close. Other than as outlined above in Item 1.01 under the heading “Binding Provisions,” the LOI is nonbinding. As such, no party is or will be obligated to consummate the Transaction unless and until a definitive asset purchase agreement is executed and delivered, subject to its terms and conditions. Campers Inn continues to conduct due diligence, and the terms of a definitive asset purchase agreement have not yet been negotiated except as set forth in the LOI, most of which terms are non-binding. It is possible that the terms of the Transaction could change materially, and it is possible the Transaction (or one or more of the closings contemplated thereby) may not close.

●	If the LOI or the purchase agreement for the Transaction is terminated, or if the Company does not comply with the Waiver, it would be an event of default under the Credit Agreement and may cause other material adverse effects. If the LOI or the definitive asset purchase agreement for the Transaction is terminated by any party thereto, or if the Company fails to comply with the Waiver, including the milestones in the Waiver regarding steps in the process for the Transaction and its closing, any such event would constitute an immediate event of default under the Credit Agreement and an immediate end of the Waiver Period specified in the Waiver, such that the Administrative Agent and the Lenders could begin exercising their rights and remedies under the Credit Agreement, the related loan documents and applicable law. The occurrence of such an event of default may also constitute an event of default under the Company’s mortgage with First Horizon Bank. The Administrative Agent holds, for the benefit of the Lenders, security interests and liens in all or substantially all of the Company’s and its subsidiaries’ real and personal property (including deposit accounts), and if an event of default occurs that is not waived, then the Administrative Agent could seek to enforce its security interests and liens in such assets in accordance with the loan documents and applicable law. First Horizon Bank holds a mortgage over certain of the Company’s real property located in Knoxville, Tennessee, and if such event of default constitutes a cross default under First Horizon Bank’s mortgage, First Horizon Bank could seek to enforce its mortgage in accordance with its loan documents and applicable law. Any such enforcement could result in the sale of some or all of the Company’s and its subsidiaries’ assets and the application of the proceeds thereof to obligations outstanding under the Credit Agreement or First Horizon Bank’s mortgage, as applicable. In addition, upon the occurrence of an event of default under the Credit Agreement that is not waived, among other remedies: (a) the Lenders would be permitted to accelerate the loans outstanding under the Credit Agreement, (b) the Administrative Agent would be permitted to apply all remaining funds in the Cash Collateral Reserve, described above, to obligations outstanding under the Credit Agreement, and (c) the Lenders would no longer be obligated to extend loans pursuant to the Floor Plan Credit Facility, which is credit facility is critically important to the Company and its subsidiaries. If the Lenders refuse to continue extending loans pursuant to the Floor Plan Credit Facility, or if a new event of default arises for which the relevant Lender or Lenders are not willing to waive the default and seeks to enforce remedies, the Company likely would not be able to continue operating and may need to seek debtor protection pursuant to the federal Bankruptcy code or other applicable law.

●	If the Transaction closes, the Company expects to cease operations. As the Company has previously disclosed, substantial doubt has existed regarding the Company’s ability to continue as a going concern. This substantial doubt continues to exist. The Transaction as described in the LOI would constitute the sale of all or substantially all of the assets of the Company and its subsidiaries, including inventory. The Company and its subsidiaries expect that, after closing, they would cease all operations and seek to wind up their affairs. In this situation, the Company may seek debtor protection pursuant to the federal Bankruptcy code or other applicable law.

●	If the Transaction closes, a significant portion of the proceeds from the Transaction will be required to be used to satisfy the Company’s substantial secured debt and other obligations, and the Transaction may result in no recovery for stockholders of the Company. As of August 31, 2025, the Company had approximately $182.3 million in senior secured floorplan debt outstanding, $27.8 million in senior secured revolving debt obligations outstanding, and $12.6 million in secured mortgage debt outstanding. As of August 31, 2025, the Company had approximately $37.4 million in trade payables and other unsecured obligations. The estimated purchase price for the Transaction under the terms of the LOI is projected to be less than the total amount of our secured and unsecured liabilities. If the Transaction closes, proceeds from the Transaction would be applied in accordance with the Waiver and definitive asset purchase agreement based on existing contractual priorities, including expected payments to holders of senior indebtedness necessary to obtain releases of their senior liens on the assets to be sold. The Company expects that, after any such payments, the Company may not have sufficient cash to repay all unsecured creditors of the Company in full depending on numerous uncertain future factors and developments, including the performance of the Company’s business while the parties pursue the Transaction. If the Transaction closes and thereafter the Company does not have sufficient cash to repay all unsecured creditors of the Company in full, the Company would not provide any return to the stockholders of the Company, based on their junior priority relative to the priority of the Company’s secured and unsecured claimants. Accordingly, the Company cautions that trading in its common stock and other securities is highly speculative and poses substantial risks. Trading prices for the Company’s common stock and other securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock and other securities after the closing of the Transaction. In particular, the Company expects that if the Transaction closes, its stockholders could experience a significant or complete loss of their investment, depending on the final amount of proceeds available from the Transaction, the size of the secured and unsecured claims on the Company’s assets and the performance of the Company’s business through the closing of the Transaction, among other uncertain future factors and developments.

●	The pending Transaction, the risk that the Transaction may not close and/or the terms of the Waiver could cause material adverse effects on the operations and results of the Company’s business while the parties pursue the Transaction. The pending Transaction, risk that it may not close and/or the terms of the Waiver could cause material adverse effects on the Company’s operations and the results of its business while the parties pursue the Transaction, including due to the Waiver’s reduction in the Company’s Floor Plan Credit Facility capacity and due to increased uncertainty regarding the Company’s relationships with recreational vehicle manufacturers, customers, employees, landlords and other business counterparts.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the Company’s goals, plans, projections and guidance regarding its common stock, financial and liquidity position, results of operations, market position, pending and potential future transactions and business strategy, and often contain words such as “may,” “will,” “possible,” “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” or “target” and similar references to future periods. Examples of forward-looking statements herein include, among others, all nonbinding statements in the LOI, statements regarding the consummation of the proposed Transaction and the anticipated effects on the Company thereof, including the timing and anticipated closing date of the Transaction and the use of proceeds therefrom.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future results or occurrences, and the actual results or occurrences may differ materially from those made in the forward-looking statements in this Current Report on Form 8-K. The risks and uncertainties that could cause actual results or occurrences to differ materially from forward-looking statements include, without limitation: future economic and financial conditions (both nationally and locally); changes in customer demand; the Company’s relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers; risks associated with the Company’s indebtedness (including the Company’s ability to obtain further waivers or amendments to credit agreements, the actions or inactions of its lenders, available borrowing capacity, its compliance with covenants and its ability to refinance or repay indebtedness on terms acceptable to the Company); acts of God or other incidents which may adversely impact the Company’s operations and financial performance; government regulations; legislation; the risk that the Transaction does not close when expected or at all; the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risks and potential adverse reactions of the Company’s customers, employees or other business partners; the diversion of the Company’s management’s attention and time from ongoing business operations and opportunities due to the Transaction; and the risks set forth above under the heading “Additional Risk Factors” and other risks and uncertainties set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to the Company’s financial statements, in the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in its other filings with the U.S. Securities and Exchange Commission. The Company urges you to carefully consider this information and not place undue reliance on forward-looking statements. The Company undertakes no duty to update its forward-looking statements, which are made as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter of Intent, dated September 11, 2025, by and among Lazydays Holdings, Inc. and Campers Inn Holding Corporation.

10.2	Amended and Restated Limited Waiver and Consent, dated September 12, 2025, by and among LDRV Holdings Corp., the other loan parties party thereto, each of the lenders and Manufacturers and Traders Trust Company.

99.1	Press Release, dated September 16, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

September 16, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer